EXHIBIT 99.1(a)


                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

                            (RD Capital Transaction)


                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


          THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement"), is made by and among Mark Centers Trust, a Maryland real estate investment trust (the "Company"), RD Properties, L.P. VI, RD Properties, L.P. VIA, and RD Properties, L.P. VIB, each a Delaware limited partnership (individually, an "RDC Fund" and collectively, the "RDC Funds"), and each of the Owners (as such term is defined in that certain Contribution and Share Purchase Agreement (the "Contribution Agreement") among the Contributing Owners (as defined in the Contribution Agreement), the Trust, the Fund, the Contributing Entities (as defined in the Contribution Agreement) and Mark Centers Limited Partnership, a Delaware limited partnership ( the "Partnership"), who are receiving limited partnership interests in the Partnership ("OP Units") and/or common shares of beneficial interest in the Trust at the Closing (the "Closing Date") of the transactions contemplated by the Contribution Agreement.



          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the Company, the RDC Funds and the Contributing Owners hereby agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

             (a) "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

             (b) "Conversion Shares" means the Shares issuable upon exchange of the OP Units from time to time by the Owners.

             (c) "Exchange Act" means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Commission issued under such Exchange Act, as they each may, from time to time, be in effect.

             (d) "Fund Shares" means the Shares to be issued to the RDC Funds in consideration of the Cash Investment (as such term is defined in the Contribution Agreement).

             (e) "Holder(s)" means a record holder of Registrable Shares entitled to the rights arising hereunder.

             (f) "Participating Holder" means a Holder whose Registrable Shares are included in a Registration Statement.

             (g) "Registration Expenses" means the expenses described in Section 6 hereof.


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             (h) "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of equity securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

             (i) "Registrable Shares" means the Fund Shares and the Conversion Shares and any other Shares issued in respect of such shares (because of share splits, share dividends, reclassifications, recapitalizations, or similar events); provided, however, that Shares which are Registrable Shares shall cease to be Registrable Shares (x) upon any sale pursuant to a Registration Statement, or any other sale or transfer of the Registrable Shares in any manner to any person or entity other than as expressly provided herein, or (y) in the event that Registrable Shares may be freely sold and/or transferred pursuant to Rule 144(k) under the Securities Act; provided, however, that notwithstanding the provisions of clause (y), for purposes of such clause (y), the Fund Shares shall be deemed to be Registrable Shares until 42 months after the Closing Date.

             (j) "Securities Act" means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission issued under such Securities Act, as they each may, from time to time, be in effect.

             (k) "Shares" means Common Shares of Beneficial Interest of the Company, par value $.001 per share.

          2. Piggy-Back Registration.

             (a) If at any time and from time to time during the period commencing upon the first anniversary of the Closing Date (the "Anniversary Date") and ending upon the earlier of (i) such time as when all of the Registrable Shares have been disposed of and (ii) three years after the conversion into Shares of all OP Units issued under the Contribution Agreement, the Company proposes to file a Registration Statement, it will, prior to such filing, give written notice to the RDC Funds and to the Owners of its intention to do so and, upon the written request of the RDC Funds and the Owners given within 20 days after the Company provides such notice (which request shall specify the number Registrable Shares intended to be disposed of by each RDC Fund and such responding Owner and the intended method of disposition thereof), the Company, subject to the provisions hereof, shall use commercially reasonable efforts to cause all Registrable Shares which the Company has been requested by the RDC Funds and the Owners to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the RDC Funds and the Owners; provided, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2(a) hereof without obligation or liability to the RDC Funds and the Owners.

             (b) In connection with any offering under this Section 2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Participating Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by and for the account of the

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Company. If, in the opinion of the managing underwriter, the registration of all, or part of, theRegistrable Shares which the holders thereof have requested be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such material and adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of Registrable Shares which the holders thereof have requested be included, then the holders of the Registrable Shares shall participate in the underwriting pro rata based upon the relative number of Shares each holder of such other securities has requested be included in such registration; provided, however, that nothing herein shall be construed to modify or otherwise impair or limit the rights of any holder of Shares or other person to whom registration rights have been granted by the Company prior to the date hereof and where such rights would be superior to the rights of the Holders of Registrable Shares.

          3. Demand Registration Rights. Upon the request of either (i) the RDC Funds or (ii) the Owners owning of record not less than sixty-five percent (65%) of the Registrable Shares owned of record by all Owners (the "Demanding Holders"), subject to the provisions hereof, the Company will use commercially reasonable efforts to cause such of the Registrable Shares as may be requested by the RDC Funds and/or the Demanding Holders to be registered under the Securities Act as promptly as possible. The Company shall not be required to effect more than two registrations per year pursuant to this Section 3; provided, however, that each obligation shall be deemed satisfied when a Registration Statement covering Registrable Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the RDC Funds and/or the Demanding Holders shall become effective and shall have remained effective for at least 60 days (provided that if the reason the Registration Statement does not become effective is as a direct result of the gross negligence or willful misconduct of any one or more of the RDC Funds or another Demanding Holder, such attempt at registration shall satisfy the requirements of a "demand" registration under this Section 3). The Company will be entitled to include in any registration statement referred to in this Section 3 for sale in accordance with the method of disposition specified above, securities to be sold by the Company for its own account and securities of any other holder having registration rights, unless in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially and adversely affect the marketing of the Registrable Shares to be sold.

          4. Certain Shelf Registration. In addition to the registration rights granted by the Company in Sections 2 and 3 hereof, on the Anniversary Date or as soon thereafter as is reasonably practicable, the Company shall, at its expense, use commercially reasonable efforts to register the Registrable Shares for resale including for issuance upon conversion or exchange of OP Units, through a shelf Registration Statement pursuant to Rule 415 under the Securities Act, which shelf Registration Statement shall cover only the Registrable Shares. The Company shall, at its expense, use commercially reasonable efforts to maintain the effectiveness of such shelf Registration Statement until the earlier of (i) such time as when all of the Registrable Shares have been disposed of or (ii) three years after the conversion or exchange of all of the OP Units issued under the Contribution Agreement into Shares.



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          5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

             (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use commercially reasonable efforts to cause that Registration Statement to become and remain effective, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 2 herein at any time prior to the effective date of the Registration Statement relating thereto;

             (b) subject to the provision of Section 4, as soon as reasonably practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (i) the period of time required by the Commission, or (ii) 180 days from the effective date for registrations pursuant to Section 2 and 60 days from the effective date for registrations pursuant to Section 3;

             (c) as soon as reasonably practicable furnish to each Participating Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Participating Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Participating Holders and included in the Registration Statement;

             (d) as soon as reasonably practicable use commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of states within the United States as the Participating Holders shall reasonably request; provided, however, that the Company shall not be required in connection with this subsection 5(d) to: (i) qualify as a foreign corporation in any jurisdiction where, but for the requirements of this subsection 5(d), it would not be obligated to be so qualified; (ii) execute a general consent to service of process in any jurisdiction; (iii) subject itself to taxation in any such jurisdiction; or (iv) register in any state requiring, as a condition to registration, escrow or surrender of any Company securities held by any security holder other than the Participating Holders; and

             (e) if an underwritten public offering, obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in the form filed as an exhibit to the Registration Statement, in each case addressed to the Participating Holders.

          If the Company has delivered a preliminary or final prospectus to a Participating Holder and, after having done so, the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify such Participating Holder and, if requested, such Participating Holder shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide Participating Holders with revised prospectuses and, following receipt of the revised prospectuses, Participating Holders shall be free to resume making offers of the Registrable Shares.


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          Notwithstanding any other provisions of this Agreement to the contrary, upon receipt by a Participating Holder of a written notice signed by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company, to the effect set forth below, the Company shall not be obligated during a reasonable period of time thereafter to effect any registrations pursuant to this Agreement, and each such Participating Holder agrees that it will immediately suspend sales of Shares under any effective Registration Statement for a reasonable period of time, in either case not to exceed 90 days, at any time during which, in the Company's reasonable judgment,
(i) there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed or (ii) sales pursuant to the Registration Statement would materially and adversely affect an unwritten public offering for the account of the Company or any other material financing project where a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party. In the event a registration is postponed or sales by a Participating Holder pursuant to an effective Registration Statement are suspended in accordance with this paragraph, there shall be added to the period during which the Company is obligated keep a Registration Statement effective the number of days for which the Registration Statement was postponed or sales were suspended.

          6. Expenses of Registration. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Agreement, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel selected by the Participating Holders, the fees and disbursements of the Company's accountants, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

          7. Indemnification.

             (a) Indemnification of Participating Holders. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Participating Holder, each of its directors and officers and each other person, if any, who controls such Participating Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which such Participating Holder or controlling person may become subject under the Securities Act, the Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the Company will reimburse such Participating Holder and each such controlling person for any legal or any other expenses reasonably incurred by such Participating Holder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to

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             the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of any Participating Holder or controlling person specifically for use in the preparation thereof; and provided further, however, that any indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of any person who otherwise is entitled to indemnification hereunder on account of any loss, liability, claim, damage or expense if a copy of an amended or supplemental preliminary prospectus, or the final prospectus, shall have been delivered or sent to such person within the time required by the Securities Act, and the untrue statement or omission of a material fact was corrected in such amended or supplemental preliminary prospectus or final prospectus and provided that such person did not deliver such amended or supplemental preliminary prospectus or final prospectus on a timely basis.

             (b) Indemnification of the Company. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Participating Holder will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers or controlling persons may become subject under the Securities Act, Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Participating Holder or controlling person, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement. No Participating Holder shall be liable pursuant to this Section 7(b) for any amount in excess of the proceeds of the offering received by such Participating Holder.

             (c) Notice of Claim. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the failure to provide such notice materially prejudices the defense by the Indemnifying Party against such claim. The Indemnified Party may participate in such defense at such party's expense (provided that the counsel of the Indemnifying Party shall control the defense of such claim or proceeding); provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would, in the opinion of counsel of the Indemnified Party, be inappropriate due to actual or potential

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differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, it being understood, however, that in such event, the Indemnifying Party shall be liable for the reasonable fees and expenses of only one counsel for the Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation shall as to an Indemnified Party, except with the consent of such Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          8. Underwriting Agreement. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, each Participating Holder agrees to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting (together with the Company and other holders of securities distributing their Shares through such underwriting), containing customary representations and warranties with respect to such Participating Holder, including without limitation, customary provisions with respect to indemnification by such Participating Holder of the underwriters of such offering.

          9. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the holders of the Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act) and it will do all such other acts and things from time to time as reasonably requested by the holders of the Registrable Securities to the extent required from time to time to enable the holders of the Registrable Shares to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereunder adopted by the Commission.

          10. Cooperation. The Holders shall furnish to the Company such information regarding the Holders and the distribution proposed by Participating Holders as the Company may from time to time request in writing, and shall do such reasonable acts and things as the Company may from time to time request, with respect to any registration, qualification or compliance referred to in this Agreement and in order to permit the Company to comply with the requirements of law. Any failure by a Holder to make available such information or to do such acts and things shall constitute a waiver by such Holder of its rights to include such Holder's Registrable Shares in any such registration.

          11. Standstill. Each Holder, if requested by the Company and an underwriter of Shares or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the standstill period.


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          12. Restriction on Resale. Unless otherwise agreed by the Company, until the date on which there are no Registrable Shares, each Holder agrees that it will not resell such Registrable Shares without registration under the Securities Act, compliance with Rule 144 under the Securities Act or an opinion of counsel for the Company, addressed to the Company, to the effect that no such registration is required. All reasonable costs, fees and expenses of counsel in connection with such opinion shall be borne by the Company.

          13. Lock-Up Agreement. In consideration of the Company's agreement to provide the Holders with the registration rights as set forth in this Agreement, each RDC Fund and each Contributing Owner receiving OP Units or Shares agrees with the Partnership and the Trust that each will not sell, transfer, assign, or otherwise transfer the OP Units or the Shares to be issued at the Closing (or Conversion Shares) for one year after the Closing. Notwithstanding the foregoing, the aforementioned prohibition shall not apply to a transfer of OP Units (which shall nonetheless comply with any requirements or conditions to transfer in the Partnership Agreement of the Partnership) or Shares to a Permitted Transferee or bona fide pledge of OP Units or Shares (provided that the pledgee agrees to be bound by the terms of this Agreement as if an original signatory thereto). For purposes of this Section 13, the term "Permitted Transferees" means (i) any partner or other equity owner of an RDC Fund or an Owner; (ii) any equity owner of any partner or other equity owner of an RDC Fund or an Owner; (iii) members of the Immediate Family (as defined below) of any equity owner of an RDC Fund or an Owner (or any equity thereof) and trusts for the benefit of one or more members of the Immediate Family of an RDC Fund or an Owner (or any equity owner thereof) created for estate and/or gift tax purposes and/or (iv) any public charity, public foundation or charitable institution as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. For purposes of this Section 13, the term "Immediate Family" means, with respect to any natural person, such natural person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in- law, sisters-in-law and children-in-law. A transfer to any Permitted Transferee shall not be deemed effective, and the Company may issue stop transfer instructions to its transfer agent of the Shares in connection with a purported transfer, unless and until the transferor shall give the Company written notice stating the name and address of the Permitted Transferee and identifying the securities which are being transferred and the Company shall have received the written agreement of the Permitted Transferee to be bound by the terms of this Agreement as if an original signatory hereto.

          14. Miscellaneous.

             (a) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

             (b) Notices. All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with written confirmation by the sending machine or with telephone confirmation of receipt, addressed as follows:


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                     (i)     If to Company:

                               Mark Centers Trust
                             600 Third Avenue
                             Kingston, PA 18704-1679
                             Attention: Chief Executive Officer

                      (ii) If to a Holder, to the address of such Holder appearing below the Holder's signature on the signature page hereof:

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice. Notices given hereunder shall be deemed received upon actual receipt thereof or, in the case of notice by mail, upon two days from the date notice is first deposited in the mail in the manner provided above

             (c) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns and shall be binding upon each Holder and its heirs, personal properties, successors and assigns.

             (d) Transfer or Assignment of Registration Rights. Subject to
Section 13 hereof, the rights with respect to any Registrable Shares to cause the Company to register such securities granted to a Holder by the Company under this Agreement may be transferred or assigned by a Holder, in whole or in part, to a transferee or assignee of any Registrable Shares (or any OP Units which are convertible, exercisable or redeemable, directly or indirectly, for Registrable Shares); provided that, in such case, the Company shall be given written notice stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and the Company shall have received the written agreement of such transferee or assignee to be bound by the terms of this Agreement.

             (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

             (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

             (g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

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             (h) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.


                            [Signature page follows]

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          IN WITNESS WHEREOF, the parties executed and delivered this Agreement on the date first above written.


                                   MARK CENTERS TRUST



                                   By: /s/ Joshua Kane
                                       ________________________________________



                                   /s/ Ross Dworman
                                   --------------------------------------------




                                   /s/ Kenneth F. Bernstein
                                   --------------------------------------------





                                   RD PROPERTIES, L.P. II


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: General Partner


                                   RD PROPERTIES, L.P. III


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: General Partner




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                                   RD PROPERTIES, L.P. IV


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: General Partner


                                   RD PROPERTIES, L.P. V

                                   By:  RD New York, LLC,
                                        General Partner


                                   By: /s/ Kenneth F. Bernstein
                                       ________________________________________
                                        Name: Kenneth F. Bernstein
                                        Title: Member


                                   RD PROPERTIES L.P. VI

                                   By:  RD New York VI LLC,
                                        General Partner


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: Member


                                   RD CROSSROADS ASSOCIATES, L.P.

                                   By:  RD Crossroads, Inc.,
                                        General Partner


                                   By: /s/ Kenneth F. Bernstein
                                       ________________________________________
                                        Name: Kenneth F. Bernstein
                                        Title: Vice President




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                                   RD SOUNDVIEW ASSOCIATES, L.P.

                                   By:  RD Soundview Associates Inc.,
                                        General Partner


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: President


                                   RD SMITHTOWN ASSOCIATES, L.P.

                                   By:  RD Smithtown Associates, Inc.,
                                        General Partner


                                   By: /s/ Kenneth F. Bernstein
                                       ________________________________________
                                        Name: Kenneth F. Bernstein
                                        Title: Vice President


                                   RD BLOOMFIELD ASSOCIATES LIMITED
                                   PARTNERSHIP II

                                   By: RD Bloomfield, Inc.


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: President


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



                                   HOMKOR COLONY, L.P.

                                   By:  HOMKOR COLUMBIA, LLC


                                   By: /s/ James Wisc
                                       ________________________________________



                                   G.O. ASSOCIATES LIMITED PARTNERSHIP

                                   By:  RD G.O. Properties, Inc.,
                                        individually and as General Partner
                                        of G.O. Associates Limited Partnership


                                   By: /s/ Kenneth F. Bernstein
                                       ________________________________________
                                        Name: Kenneth F. Bernstein
                                        Title: Vice President



                                   RD G.O. PROPERTIES, L.P.

                                   By: RD Greenbelt, Inc., General Partner


                                   By: /s/ Kenneth F. Bernstein
                                       ________________________________________
                                        Name: Kenneth F. Bernstein
                                        Title: President


                                   COLUMBIA VGH INVESTORS


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: Managing Partner




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



                                   RD PROPERTIES L.P. VIA

                                   By:  RD New York VI LLC,
                                        General Partner


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: Member


                                   RD PROPERTIES L.P. VIB

                                   By:  RD New York VI LLC,
                                        General Partner


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: Member


                                   GREAT UNIVERSAL CAPITAL CORP.


                                   By: /s/ Mark Krugman
                                       ________________________________________
                                        Name: Mark Krugman
                                        Title: Vice President




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


                                   RD MARLEY ASSOCIATES LIMITED PARTNERSHIP

                                   By:  RD Marley Partners

                                        By:  RD Marley, Inc.


                                   By: /s/ Ross Dworman
                                       ________________________________________
                                        Name: Ross Dworman
                                        Title: President


                                   /s/ Perry Kamerman
                                   --------------------------------------------



                                   /s/ Joel Braun
                                   --------------------------------------------



                                   /s/ Eric Newberg
                                   --------------------------------------------



                                   /s/ Robert Masters
                                   --------------------------------------------




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




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